                                                          Exhibit 99.1
[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

Contact:

Erin Cox
Financial Relations Board for Aehr Test Systems
Investor/Analyst Contact
(310) 854-8319


                        AEHR TEST SYSTEMS REPORTS
                  FIRST QUARTER RESULTS FOR FISCAL 2007

Fremont, CA (September 26, 2006) -- Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the first quarter of fiscal 2007 ended August 31, 2006.

Net sales were $7.1 million in the first quarter of fiscal 2007, an increase of 54% from $4.6 million in the first quarter of fiscal 2006. The Company reported net income of $557,000, or $0.07 per diluted share, in the first quarter of fiscal 2007, compared with a net loss of $244,000, or $0.03 per diluted share, in the first quarter of fiscal 2006. Net income, excluding stock compensation expense of $163,000, was $717,000, or $0.09 per diluted share, in the first quarter of fiscal 2007. The Company did not record stock compensation expense prior to fiscal 2007. The attached financial statements include a table reconciling the Company's net income excluding stock compensation expense to net income calculated according to accounting principles generally accepted in the United States ("GAAP").

"We had another quarter of strong execution on our business plan, which resulted in the Company's fourth consecutive profitable quarter," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "Our first quarter net sales were largely generated by the demand for our MAX burn-in systems from manufacturers of mobile communications and automotive ICs.

"We also continued to move forward with the introduction of our new FOX-1(TM) full wafer parallel tester, which included the shipment of our first system in September. Today, we announced that this customer has placed orders for more than $4 million of FOX-1 systems and full wafer contactors, which we expect to ship over the next six months. Since we believe our FOX-1 parallel tester can significantly increase throughput and reduce test costs, we expect to receive follow-on orders for the FOX-1 system and full wafer contactors later this fiscal year," said Posedel.

At August 31, 2006, cash and cash equivalents and short-term investments were $10.3 million. Aehr Test closed the first quarter of fiscal 2007 with no outstanding debt and shareholders' equity of $19.9 million, or $2.58 per share outstanding, at August 31, 2006.



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
Aehr Test Systems Reports First Quarter Results for Fiscal 2007
September 26, 2006
Page 2 of 5

"During the second quarter of fiscal 2007, we expect net sales and net income to be relatively similar to those of the first quarter of fiscal 2007," said Gary Larson, vice president and chief financial officer of Aehr Test Systems. "Longer term, we are expecting solid top-line growth, resulting from an increasing level of FOX-1 orders and the expansion of our design and manufacturing capacity to accommodate anticipated future demand for our FOX family of products."

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, September 26, 2006 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's first quarter fiscal 2007 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAMs, flash, and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX, MTX and MAX systems, and the DiePak(R) carrier. The FOX system is a full wafer contact test and burn-in system.
The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, economic conditions in Asia and elsewhere, world events, conversion of quote activity to purchase orders and acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K report and other reports from time to time filed with the Securities and Exchange Commission (SEC) for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                          [Financial Tables to Follow]



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
Aehr Test Systems Reports First Quarter Results for Fiscal 2007
September 26, 2006
Page 3 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                  (Unaudited)

                                                    Three Months Ended
                                                         August 31,
                                                   ----------  ----------
                                                       2006        2005
                                                   ----------  ----------
Net sales......................................        $7,136      $4,646
Cost of sales..................................         3,883       2,458
                                                   ----------  ----------
Gross profit...................................         3,253       2,188
                                                   ----------  ----------
Operating expenses:
  Selling, general and administrative..........         1,635       1,452
  Research and development.....................         1,387       1,034
                                                   ----------  ----------
    Total operating expenses...................         3,022       2,486
                                                   ----------  ----------
    Income (loss) from operations..............           231        (298)

Interest income................................           122          46
Other income, net..............................           216          --
                                                   ----------  ----------
    Income (loss) before income taxes..........           569        (252)

Income tax expense (benefit)...................            12          (8)
                                                   ----------  ----------
    Net income (loss)..........................        $  557      $ (244)
                                                   ==========  ==========

Net income (loss) per share
    Basic......................................        $ 0.07      $(0.03)
    Diluted....................................        $ 0.07      $(0.03)

Shares used in per share calculation:
    Basic......................................         7,683       7,482
    Diluted....................................         8,326       7,482


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
Aehr Test Systems Reports First Quarter Results for Fiscal 2007
September 26, 2006
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (Unaudited)

Reconciliation of non-GAAP Financial Measure - net income to net income excluding stock compensation expense

                                                     Three Months Ended
                                                       August 31, 2006
                                                     ------------------
Net income ......................................                $  557

Stock compensation expense.......................                   163
                                                     ------------------
    Income before income taxes, excluding
       stock compensation expense ...............                   720

Income tax expense ..............................                     3
                                                     ------------------
    Net income excluding stock compensation
       expense ..................................                $  717
                                                     ==================

Diluted net income per share excluding
    Stock compensation expense ..................                $ 0.09
                                                     ==================


Net income excluding stock compensation expense is a non-GAAP measure and should not be considered a replacement for GAAP results.

Net income excluding stock compensation expense is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The difference between net income (the most comparable GAAP measure) and net income excluding stock compensation expense (the non-GAAP measure) reflects the impact of applying SFAS 123R to the current period. The limitation of this measure is that it excludes an item that impacts the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure) because net income excluding stock compensation expense does not reflect the impact of adopting SFAS 123R and may be higher than net income (the most comparable GAAP measure). The Company believes net income excluding stock compensation expense is a useful measure that allows investors to draw comparison between net income results reported prior to adoption of SFAS 123R and the current period, which may mask underlying trends and make it difficult to give investors perspective on underlying business results.



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
Aehr Test Systems Reports First Quarter Results for Fiscal 2007
September 26, 2006
Page 5 of 5

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                          (in thousands, except per share data)
                                       (Unaudited)

                                                             August 31,      May 31,
                                                               2006           2006
                                                           -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................         $ 8,550        $ 9,405
  Short-term investments .............................           1,773          1,600
  Accounts receivable, net............................           5,248          4,531
  Inventories ........................................           6,285          7,242
  Prepaid expenses and other .........................             316            357
                                                           -----------    -----------
      Total current assets ...........................          22,172         23,135

Property and equipment, net ..........................             854            959
Goodwill .............................................             274            274
Other assets, net ....................................             520            525
                                                           -----------    -----------
      Total assets ...................................         $23,820        $24,893
                                                           ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................         $ 1,076        $ 1,130
  Accrued expenses ...................................           2,119          2,347
  Deferred revenue ...................................             464          2,335
                                                           -----------    -----------
      Total current liabilities ......................           3,659          5,812

Deferred lease commitment ............................             255            264
                                                           -----------    -----------
      Total liabilities ..............................           3,914          6,076
                                                           -----------    -----------
Shareholders' equity:
  Common stock, $0.01 par value outstanding:
    7,721 and 7,630 shares at August 31, 2006
    and May 31, 2006, respectively....................              76             76
  Additional paid-in capital .........................          38,623         38,081
  Accumulated other comprehensive income..............           1,281          1,291
  Accumulated deficit ................................         (20,074)       (20,631)
                                                           -----------    -----------
      Total shareholders' equity .....................          19,906         18,817
                                                           -----------    -----------
      Total liabilities and shareholders' equity .....         $23,820        $24,893
                                                           ===========    ===========

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